UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 10, 2004
                                -----------------
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Utah                     000-32847                   87-0433444
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


           44352 OLD WARM SPRINGS BOULEVARD, FREMONT, CALIFORNIA 94538
           -----------------------------------------------------------
                    (Address of principal executive offices)


                                 (510) 824-1200
                                 --------------
              (Registrant's telephone number, including area code)


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         Effective February 9, 2004, J. Frank Martin was elected by the other directors of the Registrant to become a director of the Registrant to fill the vacancy created upon the resignation of Joel Gold as a director also effective January 9, 2004. Mr. Gold's resignation from the Board was not as a result of any disagreement with the Registrant.

         Mr. Martin received a Bachelor of Science degree in Electrical Engineering from Clemson University in South Carolina in 1958. He began his 38-year AT&T career in 1958 as a planning engineer with Western Electric in Winston-Salem, North Carolina. After serving in several positions in manufacturing, he was selected as a 1973-74 MIT Sloan Fellows where he received a Masters Degree in Management. In 1979, he joined AT&T's Microelectronics Group
(ME). Over the years, he was involved in ME's global expansion, business development, strategic product planning, and profit and loss efforts. In 1994, Martin became the chief operating officer of ME's Interconnection Technologies business, where he implemented a multi-million dollar plan to upgrade the Richmond facility and meet record industry demand for printed circuit board products and backplanes. Prior to that assignment, he had been the chief operating officer of ME's MOS Integrated Circuit business.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  FEBRUARY 10, 2004


                                            VENTURES-NATIONAL INCORPORATED



                                            By:   /s/ KENNETH L. SHIRLEY
                                               ---------------------------------
                                               Name: Kenneth L. Shirley
                                               Title: President and Chief
                                                      Executive Officer